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                                                                  EXHIBIT 10.25

                    Alpha Technologies Group, Inc. ("Alpha")
                        750 Lexington Avenue, 27th Floor
                            New York, New York 10022

                     Uni-Star Industries, Inc. ("Uni-Star")
                               306 Pasadena Avenue
                        South Pasadena, California 91030

                                                               August 15, 1996

Mr. Neal Castleman
19124 Pacific Coast Highway
Malibu, California 90265

Dear Mr. Castleman:

         You are the record and beneficial owner of 20% (20 shares) of Uni-Star's issued and outstanding Common Stock (the "Uni-Star Shares"). You have discussed with Alpha and Uni-Star exchanging the Uni-Star Shares for 265,000 shares of Alpha's Common Stock (the "Alpha Shares")upon the terms and conditions herein set forth. In that regard, you and we have agreed as follows:

         1. Exchange of Uni-Star Shares for Alpha Shares. (a) On Closing (hereinafter defined):

                           (i) you shall deliver to Alpha the stock certificate representing the Uni-Star Shares, with a stock power executed by you (with signature guaranteed) attached transferring the Uni-Star Shares to Alpha; and

                           (ii) Alpha shall deliver to you a stock certificate of Alpha issued in your name, representing the Alpha Shares, all of which shall be registered for sale by you under the Securities Act of 1933, as amended (the "'33 Act"), under the Registration Statement (hereinafter defined).

                  (b) Simultaneous with the execution hereof:

                           (i) Alpha is delivering to you a certificate of its Secretary certifying to resolutions of its Board of Directors authorizing its execution and delivery of this agreement and the Release (hereinafter defined) and the issuance of the Alpha Shares to you on the Closing pursuant to the terms of this agreement; and

                           (ii) Uni-Star is delivering to you a certificate of its Secretary certifying to resolutions of its Board of Directors authorizing the execution and delivery of this agreement and the Release.



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Mr. Neal Castleman
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                  (c) Simultaneous with the execution hereof, you are executing and delivering to Uni-Star and Alpha, and Alpha and Uni-Star are executing and delivering to you, a Settlement Agreement and Mutual General Release of Claims, dated the date hereof (the "Release").

                  (d) The exchange described in Sections 1(a)(i) and 1(a)(ii) hereof is intended to be a tax free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and Sections 1(a)(i) and 1(a)(ii) hereof are intended to be a plan of reorganization thereunder; however, no party represents or warrants to any other that said exchange qualifies as such a reorganization.

                  (e) The term "Closing" means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission ("SEC").

                  (f) Alpha and Uni-Star represent and warrant that, effective as of the date hereof and as of the Closing:

                           (i) Alpha is duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted;

                           (ii) this agreement and the Release have been duly authorized, executed and delivered by and on behalf of Alpha and Uni-Star and constitute their valid and binding agreements, enforceable in accordance with their respective terms, the entry or consummation of which do not and will not violate any obligation or restriction by which either is bound;

                           (iii) as of the Closing, the Alpha Shares to be issued pursuant to this agreement will have been duly authorized, validly issued, fully paid and non-assessable, and free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim;

                           (iv) none of (A) the Alpha Annual Report on Form 10-KSB on file with the SEC for its most recent fiscal year as to which such a filing was required prior to the date of this agreement and prior to and as of the Closing Date, (B) Alpha's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any) as filed with the SEC since said Annual Report was filed and (C) the Proxy Statement for Alpha's most recent


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Mr. Neal Castleman
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         Annual Meeting of Stockholders required to be filed with the SEC prior to the date of this agreement and prior to and as of the Closing Date, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, and all such filings were made within the applicable statutory time periods (including extensions) required by the Securities Exchange Act of 1934, as amended (the "'34 Act"); and

                           (v) during the 12 calendar months immediately preceding the date hereof, Alpha has made all filings required under the '34 Act within the applicable time periods (including extensions) thereunder.

                  (g) Alpha covenants and agrees that between the date hereof and two years from the Closing, it shall file with the SEC, within the applicable time periods (including extensions), all reports required to be filed by it under Section 13, 14 or 15(d) of the '34 Act and the regulations thereunder.

                  (h) You represent and warrant that, as of the date hereof and as of the Closing:

                           (i) the Uni-Star Shares are all the shares of capital stock of Uni-Star in which you have a record or beneficial interest, they are owned by you exclusively, of record and beneficially, and they are being transferred to Alpha hereunder, free and clear of all claims, liens or encumbrances of any kind or nature, except for the restrictions referred to in the legends required by Section 3 hereof;

                           (ii) you have no record or (except as may arise from your interest as a limited partner in Steel Partners II, L.P.) beneficial interest in any securities of Alpha;

                           (iii) this agreement and the Release have been duly executed and delivered by you and constitute your valid and binding agreements, enforceable in accordance with their respective terms, the entry or consummation of which do not and will not violate any obligation or restriction by which you are bound.

                           (iv) the Alpha Shares which are being issued to you in exchange for the Uni-Star Shares are being acquired by you solely for investment purposes for your own account, not as a


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Mr. Neal Castleman
August 15, 1996
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         nominee or agent for any other person. You do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to sell or any interest therein to any third person any of the Alpha Shares;

                           (v) you have received all the information you consider necessary or appropriate for deciding whether to exchange the Uni-Star Shares for the Alpha Shares, you have had an opportunity to ask questions and receive answers from representatives of Alpha regarding the terms and conditions of the transaction, the representations and warranties of Alpha and Uni-Star in this agreement set forth all such information, and the terms and conditions in this agreement and the Release set forth all such answers. The foregoing, however, does not limit or modify Alpha's and Uni-Star's representations and warranties in Section 1(f) hereof or your right to rely thereon;

                           (vi) you have substantial experience in evaluating and investing in private transactions so that you are capable of evaluating the merits and risks of your investment in Alpha. By reason of your business or financial experience or the business or financial experience of your professional advisors who are unaffiliated with and who are not compensated by Alpha or any affiliate or agent of Alpha, directly or indirectly, you have the capacity to protect your own interests in connection with your exchange of the Uni-Star Shares for the Alpha Shares and the transactions contemplated hereby;

                           (vii) you are an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the '33 Act;

                           (viii) to your best knowledge and belief (based on, and assuming, your due exercise of your responsibilities as President of Uni-Star, but not assuming any investigation or inquiry), during the period you were President of Uni-Star (June 1994 through November 1995) (the "Service Period"), Uni-Star did not participate, directly or indirectly, and no person acting on its behalf or for its benefit participated, directly or indirectly, in any of the following:

                                    a) receipt or giving, or commitment to
                           receive or give, any payment or other value for the purpose of unlawful influence;

                                    b) commercial bribe or kickback;



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Mr. Neal Castleman
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                                    c) rebate or refund in contravention of law;

                                    d) unlawful political contribution;

                                    e) payment or commitment (including those
                           covered by the Foreign Corrupt Practices Act), regardless of form, made with the understanding or under circumstances that would indicate that all or part thereof was to be paid or given as a kickback or an unlawful influence payment or commitment;

                                    f) any material violation of law, except in
                           unintentional respects; or

                                    g) failure to accurately record, in any
                           material respect, any material transaction in Uni-Star's books and records, or failure to record, in any material respect, any material transaction in its books and records in a consistent manner, which, if such transaction had been accurately recorded in such books and records, would reflect a breach of any representation contained in section 1(h)(viii) hereof; and

                                    h) to your best knowledge and belief
                           (without any investigation or inquiry by you with respect thereto), any event or state of affairs the effect of which would be to cause any of the following statements to contain an untrue statement of material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made: during the Service Period there were, with respect to Uni-Star, no (x) material irregularities concerning the internal control structure involving management or employees who had significant roles in the structure, or (y) communications from regulatory agencies concerning material non-compliance with, or material deficiencies in, financial reporting practices that could have material effect on the financial statements; and

                           (ix) except for the operations of Ergo Mechanical Systems, Inc., Lynx Systems Inc. and UniSource Automation, Inc., during the Service Period neither you nor any affiliate or associate (within the meaning of those terms under Rule 405 of the '33 Act) of yours has or had any direct or indirect


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Mr. Neal Castleman
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         interest (record or beneficial) in any operation (other than Uni-Star)
         which used the equipment or premises of Uni-Star.

                  (i) Without in any way limiting your representations and warranties set forth above, you agree not to make any disposition of all or any portion of the Alpha Shares (a) unless and while there is in effect a registration statement under the '33 Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or
(b)(i) you shall have notified Alpha of the proposed disposition and shall have furnished Alpha with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Alpha, you shall have furnished Alpha with an opinion of counsel, reasonably satisfactory to Alpha, that such disposition shall not require registration under the '33 Act. Alpha shall not require opinions of your counsel for transactions made pursuant to Rule 144 under the '33 Act, except in unusual circumstances.

         2. Registration of Alpha Shares. (a) Alpha shall on the date hereof file with the SEC a registration statement on Form S-3 under the '33 Act (as such filing may be amended, and as declared effective, the "Registration Statement") registering (upon effectiveness of the Registration Statement) the Alpha Shares for sale by you. Alpha shall use its best efforts in order to comply with the provisions of the '33 Act and (subject to the "provided, however" clause in this Section 2(a), below) applicable securities laws of such states in which publicly traded shares of Alpha common stock are presently qualified or registered for sale as you may reasonably request so as to permit a public offering and sale of the Alpha Shares by you in such states in such manner as you may designate in the notice to Alpha, and to take all reasonable steps necessary (including, without limitation, filing appropriate amendments and supplements) to keep such Registration Statement effective and in compliance with the '33 Act for one year after the effective date thereof. "Best efforts" as used in the foregoing sentence includes, without limitation, responding reasonably promptly to any SEC staff comments, and reasonably promptly correcting any deficiencies identified by the SEC staff, with respect to said Registration Statement. Alpha further warrants and represents that it will act in good faith with respect to this Section 2(a). In connection with the offering of any Alpha Shares registered pursuant to this Section 2(a), Alpha shall take such action as shall be necessary to qualify the Alpha Shares covered by such Registration Statement under such "blue sky" or other state securities laws for offer and sale as shall be reasonably necessary to permit the public offering and sale of all of the Alpha Shares; provided, however, that Alpha shall not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to


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Mr. Neal Castleman
August 15, 1996
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subject itself to taxation, or the obligation to collect or remit any tax, in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction. Alpha shall not be obligated to effect more than said one registration hereunder. Such Registration Statement may include securities proposed to be offered by other than you. You agree to cooperate in a timely manner in connection with such registration. Alpha shall pay all expenses in complying with this Section 2(a) other than your underwriters' and brokers' discounts and commissions and your attorneys' fees and expenses.

                  (b) Alpha shall indemnify and hold you harmless against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which you may become subject, under the '33 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), including reasonable attorneys' fees, are caused by any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse you for any legal or other expenses reasonably incurred by you, in connection with investigating or defending any such loss, claim, damage, liability or action, including reasonable attorneys' fees; provided, however, that Alpha shall not be liable in any such case to the extent that any such loss, damage, expense or liability arises out of or is based upon an untrue statement, alleged untrue statement, omission or alleged omission so made in conformity with written information furnished by you in this agreement or specifically for inclusion in the Registration Statement.

                  (c) You shall indemnify and hold harmless Alpha, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls Alpha, within the meaning of the '33 Act, against any losses, claims, damages or liabilities to which Alpha, or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), including reasonable attorneys' fees, are caused by any untrue statement of any material fact contained in said Registration Statement, said prospectus, or amendment or amendments or supplement thereto, which facts were provided by you in writing or arise out of or are based upon the omission by you to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse any legal or other expenses,


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Mr. Neal Castleman
August 15, 1996
Page 8


reasonably incurred by Alpha or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, including reasonable attorneys' fees; in each case only to the extent, that such untrue statement or omission was so made in reliance upon and in conformity with written information furnished by you in this agreement or specifically for inclusion in the Registration Statement.

                  (d) If for any reason the indemnification provided for in paragraphs (b) or (c) of this Section 2 is unavailable to an indemnified party as contemplated by said paragraphs, then the indemnifying party in lieu of indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities in such proportions as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party but also the relative fault of the indemnified party and the indemnifying party as well as any other relevant equitable considerations, provided that you shall not be required to contribute in an amount greater than the excess of the net proceeds received by you from the sale of your registered Alpha Shares over all amounts already contributed by you with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by you.

                  (e) Alpha shall notify you, during any period when a prospectus included in the Registration Statement registering the Alpha Shares is required to be delivered under the Act, when it becomes aware of the happening of any event as a result of which such prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the case of the prospectus, in light of the circumstances under which they were made, not misleading and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not contain any untrue statement of a material fact or omit or state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Upon receipt of any such notice from Alpha of the happening of any event of the kind described above, you agree to forthwith discontinue disposition of the Alpha Shares until your receipt of the copies of the supplemented or amended prospectus contemplated by the above or until you are advised in writing (the "Advice") by Alpha that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Alpha, you shall, or shall request the managing underwriter or underwriters, if any, to,


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Mr. Neal Castleman
August 15, 1996
Page 9


deliver to Alpha (at the expense of Alpha) all copies, other than permanent file copies then in your possession, of the prospectus covering such securities current at the time of receipt of such notice.

                  (f) If the Board of Directors of Alpha determines in good faith that the registration and distribution of Alpha Shares would substantially and materially interfere with any actual pending financing, acquisition, corporate reorganization or any other actual corporate development involving Alpha or any of its subsidiaries and promptly gives you written notice of such determination in accordance with the provisions of the following sentence, Alpha shall be entitled to elect that the Registration Statement not be used for a reasonable period of time, but not to exceed 90 days (a "Section 2(f) Period"), subject to the provisions of Section 2(h) below. Any such written notice, to be effective, shall contain a copy of the applicable board resolution certified by the Secretary of the Corporation and a specific statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay. You shall treat such notice as confidential, and not permit it to become disclosed in a manner which might affect the market for Alpha's securities. Alpha shall promptly notify you of the expiration or earlier termination of a
Section 2(f) Period.

                  (g) If (i) during the period that the Registration Statement referred to in Section 2(a) is effective, Alpha shall file a registration statement (other than in connection with the registration of securities for the account of any person or entity other than Alpha or the registration of securities issuable pursuant to a continuous "at the market offering" pursuant to Rule 415(a)(4) under the '33 Act, an employee stock option, stock purchase, dividend reinvestment plan or similar plan) with respect to any of its securities and (ii) with reasonable prior notice, (A) Alpha (in the case of a non-underwritten offering pursuant to such registration statement) advises you in writing that The Board of Directors of Alpha has determined in good faith that a sale or distribution of all of the Alpha Shares would substantially and materially adversely affect such offering (and provides to you along with such writing, a certified copy of the applicable board resolution certified by the Secretary of the Corporation) or (B) the managing underwriter or underwriters (in the case of an underwritten offering) advise Alpha in writing (in which case Alpha shall notify you), that a sale or distribution of all of the Alpha Shares would substantially and materially adversely affect such offering, then you shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Alpha Shares, including sales pursuant to Rule 144 under the '33 Act, during the 10-day period prior to and the (up to 90-day period


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Mr. Neal Castleman
August 15, 1996
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subsequent to) the effective date of such registration statement (a
"Section 2(g) Period").

                  (h) The effective period of the Registration Statement referred to in Section 2(a) shall be extended by a number of days equal to the number of days of any Section 2(f) and Section 2(g) Periods occurring during such period as well as the number of days during which you cannot sell your Alpha Shares under Section 2(e). Notwithstanding anything set forth herein to the contrary, it is expressly understood and agreed that the aggregate of any
Section 2(f) and Section 2(g) Period, shall not exceed 90 days. Further, the application of Section 2(e), 2(f) or 2(g) hereof shall not relieve Alpha from any of its obligations under Section 2(a) above.

                  (i) Alpha agrees that in the event that the Registration Statement relative to the Alpha Shares is not declared effective by the SEC on or before 120 days after the date of this agreement by reason of Alpha's failure to (i) reasonably promptly reply to any SEC staff comments (including but not limited to Alpha's failure to have current financial data) with respect thereto,
(ii) comply with the provisions of Section 2(a) above, (iii) be able to register the Alpha Shares on Form S-3 because it is no longer qualified to use such Form S-3; Alpha shall automatically issue to you an additional 10,000 shares of Common Stock of Alpha (the "Penalty Shares") within three (3) business days after such 120 day period and in the event that the Registration Statement relative to the Alpha Shares is not declared effective within sixty (60) days after the aforementioned 120 day period Alpha shall automatically issue to you an additional 10,000 Penalty Shares within 3 business days after the aforementioned sixty (60) day period; provided, further that in the event that the Registration Statement is declared effective after 120 days, but before 180 days from the date hereof Alpha shall automatically issue to you a pro-rata portion of the second 10,000 Penalty Shares simultaneous with the effective date of the Registration Statement. In no event shall the aggregate amount of Penalty Shares exceed 20,000 shares of Common Stock of Alpha. Alpha's obligations with respect to the Penalty Shares are identical to its obligations with respect to the Alpha Shares, including, but not limited to, the registration requirements set forth in Section 2(a) hereof. Consequently, any and all Penalty Shares shall, by amendment, be included in the Registration Statement. Except as expressly set forth herein to the contrary, all references to Alpha Shares shall include Penalty Shares to the extent that any Penalty Shares shall have been required to be issued hereunder. Alpha shall immediately provide copies of any and all filings and correspondence to and from any and all regulatory authorities, including but not limited to the SEC, Nasdaq, and any state securities commissions, with respect to the registration of the Alpha Shares to Clifford Brandeis, Esq., Zukerman Gore & Brandeis, 900 Third Avenue, New York, New York 10022.


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Mr. Neal Castleman
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         3.  Legends.  The certificate representing the Alpha Shares, and the certificates for any securities issued in exchange therefor or transfer thereof, shall bear the following legends:

                           (a) "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITY UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                           (b) the Blue Sky legends borne by the certificate
                  representing the Uni-Star Shares.

The certificates issuable to any transferees on your sale of Alpha Shares pursuant to the Registration Statement referred to in Section 2(a) during its effective period shall not bear such legends.

         4.  Non-Competition; Etc.

                  4.1 Non-Competition. (a) In view of the facts that you served as Uni-Star's chief executive officer and that you are selling your entire interest in Uni-Star to Alpha, you agree with Alpha and Uni-Star that, until February 28, 1998 you shall not (and represent and warrant to Alpha and Uni-Star that, except as a shareholder, officer and employee of Uni-Star during the Service Period, neither you nor a Castleman Affiliate (hereinafter defined) did not) directly or indirectly, anywhere in Uni-Star's Market Area (hereinafter defined), as an officer, director, stockholder, partner, member, associate, employee, consultant, owner or lender, become or be interested in, or associated with, any corporation, sole proprietorship, partnership, limited liability company, firm or business (each, a "Castleman Affiliate") engaged in the design, manufacture, offer for sale, sale, license of, a Uni-Star Connector (hereinafter defined),

                           (b) A "Uni-Star Connector" is one or more of the
following:

                           (i) a Connector Product designed to comply with military specification no. Mil-C-83513, Mil-C-55302/120-124, Mil-C-28754, Mil-C-28859, Mil-A-28870, or Mil-STD-1130 (wire


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Mr. Neal Castleman
August 15, 1996
Page 12


         wrapping), as any of such may be amended or superseded from time to time (each, a "Uni-Star Mil-Spec Connector"), or

                           (ii)  a Hermetic Connector (hereinafter defined), or

                           (iii) a Listed Product (hereinafter defined), or

                           (iv)  a Proprietary Product (hereinafter defined), or

                           (v)   a Derivative (hereinafter defined), or

                           (vi) a Replacement (hereinafter defined) of a Connector Productor offered for sale on or prior to the date hereof by Uni-Star, provided, however, that nothing in this clause (vi) shall prohibit your design, manufacture, offer for sale or sale or the design, manufacture, offer for sale or sale by a Castleman Affiliate, of a Connector Product to a party who is not a Uni-Star Customer (hereinafter defined), and further provided, however, that a Connector Product offered for sale to for use by a Uni-Star Customer in a new product of such Customer with respect to which product it first requested information generally from designers or manufacturers of connectors for placing an order therefor after November, 1995 shall not be considered a Replacement for purposes of this clause (vi), or

                           (vii) a VME (versa (i.e., versatile) module,
         European) backpanel/enclosure system, or

                           (viii) a HDSM (high density standard module) Micro-connector (hereinafter defined), or

                           (ix) a rectangular Micro-connector, or

                           (x) a circular Micro-connector, or

                           (xi) a Nano-connector (hereinafter defined).

                    (c)(i) The "Market Area" is the territory encompassed by all areas in which Uni-Star's products or services are marketed or sold, which you acknowledge to be the United States and to also include Canada, the United Kingdom, France, Germany, Japan, Italy, Switzerland, Israel, the Republic of China (Taiwan), Hong Kong and Singapore; provided, however, that no territory not named in this subparagraph
         (c)(i) shall be deemed part of the Market Area.

                      (ii) A "Listed Product" is a Connector Product referred to, on Exhibit A hereto.


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Mr. Neal Castleman
August 15, 1996
Page 13



                     (iii) A "Derivative" is (x) a product referred to on Exhibit B, or (y) a Connector Product which is plug-to-plug compatible (hereinafter defined) with a Uni-Star Mil Spec Connector, a Hermetic Connector, a Listed Product, a Proprietary Product or Replacement.

                      (iv) A "Hermetic Connector" is a Connector Product which has a glass to metal seal, including, without limitation, a Connector Product with a glass to metal seal designed to comply with military specification nos. Mil-C-5015, Mil-C-26482 (Series 1 and 2), Mil-C-26500, Mil-C-38999 (Series 1, 2, 3 and 4), Mil-C-83723 (Series 3)
         or Mil-C-81703 (Series 1), as any of such may be amended or superseded from time to time, to the extent that such specification as so amended or superseded includes a glass to metal seal design.

                       (v) A "Proprietary Product" is a Connector Product referred to on Exhibit A, B or C hereto, provided, however, that any Connector Product based on a design or on intellectual property misappropriated from Uni-Star which comes into your possession or into the possession of a Castleman Affiliate shall be deemed listed on Exhibit C.

                      (vi) A "Replacement" is a Connector Product designed to be used instead of a Uni-Star Mil-Spec Connector, a Listed Product, a Derivative or a Proprietary Product, provided, however, that a product shall not be considered a Replacement of another product if its purchase and use by a customer for its application is less economical to the customer than the product it replaces.

                     (vii) A "Micro-connector" is a Connector Product with active pins (hereinafter defined) or a passive socket (hereinafter defined) with contact points placed at a distance, center to center, of .050 inches or less (but more than .025 inches). An "active pin" is a twist pin or multi-leaf stamped pin, and a "passive socket" is a female mate to an active pin.

                    (viii) A "Nano-connector" is a Connector Product with active pins or a passive socket with contact points placed at a distance, center to center, of .025 inches or less.

                      (ix) A "Connector Product" is a connector or a connector component (hereinafter defined). Subject to Section 4.1(e)(iii) hereof, a product which contains a Connector Product is also a Connector Product. A "connector component" is a shell, insulator, hardware or a contact for a connector.



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Mr. Neal Castleman
August 15, 1996
Page 14


                        (x) A Connector Product ("CP-I") is "plug-to-plug compatible" with another Connector Product ("CP-II") if, ignoring differences in pin count and/or pin configuration, the male component of CP-I fits the female component of CP-II.

                        (xi) A "Uni-Star Customer" is a party who now is, or prior to the date hereof was, a customer of Uni-Star for any Connector Product.

                        (xii) For purposes of Sections 4.1(b) and 4.1(c) hereof, the term "Uni-Star" means Uni-Star Industries, Inc., the Interconnect Systems Division of Microdot, Inc. (its predecessor), Malco Microdot SARL (its French subsidiary), and Malco Microdot UK, Ltd. (its United Kingdom subsidiary).

                           (d) Nothing provided for in Section 4 hereof is
intended to limit anything provided for in Section 5 hereof or elsewhere in this agreement, and nothing in Section 4 hereof shall be so construed. Nothing provided for in Section 5 hereof is intended to limit anything provided for in
Section 4 hereof or elsewhere in this agreement, and nothing in Section 5 hereof shall be so construed.

                           (e) Notwithstanding any other provision in Section
4.1(a) hereof to the contrary, for purposes thereof:

                       (i) you or a Castleman Affiliate may manufacture and sell a Connector Product to a customer (including a Uni-Star Customer) if Uni-Star has refused to sell such Connector to such customer, provided, however, that, prior to any sale to such customer you notify Uni-Star in writing of your intended sale and Uni-Star does not within 14 days of receipt thereof advise you in writing that it has not refused to make such sale;

                      (ii) you or a Castleman Affiliate may use processes which do not include confidential matters or trade secrets of Uni-Star in the manufacturing of Connector Products which are not Uni-Star Connectors;

                     (iii) you or a Castleman Affiliate may manufacture and sell products which contain Connector Products if the primary purpose of the sale is not to provide the Connector Products therein;

                      (iv) you or a Castleman Affiliate may own, directly or indirectly, shares of stock of a corporation, which shares are regularly traded on a national securities exchange or on the NASDAQ National Market and which shares do not amount to


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Mr. Neal Castleman
August 15, 1996
Page 15


         the lesser of (x) five per cent of the outstanding shares of such corporation, or (y) an aggregate market value in excess of $500,000; and

                  (v) without limiting what is not a Uni-Star Connector, no Connector Product referred to on Exhibit D shall be considered a Uni-Star Connector.

                           (f) In view of the facts referred to in Section
4.1(a) hereof, you agree that, until February 28, 1998, neither you nor a Castleman Affiliate shall, directly or indirectly, anywhere in Uni-Star's Market Area engage in the solicitation, hiring or retention of any employee of Uni-Star, other than the employees named in Exhibit E hereto.

                           (g) Sections 4.1 and 5 hereof shall terminate in
the event Uni-Star and its successors cease to do business.

                  4.2 Severability. (a) If any of the provisions contained in
Section 4.1, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, you agree that the body making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provisions shall then be enforceable.

                           (b) In the event that, under the laws of any
jurisdiction within the geographical scope of the covenants contained in Section 4.1, such covenants would be wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar nor in any way affect Uni-Star's right to the relief provided above under the laws of any other jurisdiction within the geographical scope of such covenants, and as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         5.  Protection of Confidential Information.

                  5.1 Confidential Information Restrictions. In view of the facts that you are hereunder selling to Alpha your entire interest in Uni-Star and that your work for Uni-Star as its President during the Service Period brought you into close contact with confidential matters and trade secrets of Uni-Star, you:

                           (a)  agree to keep secret and retain in the
strictest confidence all, and not use any, confidential matter or trade secret of Uni-Star (as defined in Section 4.1(c)(xii)),


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Mr. Neal Castleman
August 15, 1996
Page 16


including (to the extent it constitutes a confidential matter or trade secret), without limitation, any of its trade "know-how", business, product or marketing plans, the identity of its present or past customers, suppliers or contractors, its procedures or policies in purchasing, marketing or sales (including, without limitation, any of its pricing policies), operational methods, technical processes, product designs, product or process developments, drawings or specifications, formulae, patterns, compilations, programs, prototypes, devices, methods, techniques and processes, except to the extent that any of the foregoing first became or becomes known to you in an integrated form after the Service Period without violation of Uni-Star's rights thereto (without limiting your right to claim that what was known to you prior to and during the Service Period does not constitute a confidential matter or a trade secret) or becomes publicly known in an integrated form without violation, by you or any person directly or indirectly related to you, of Uni-Star's rights thereto; provided, however, that the foregoing shall not restrict you with respect to a product concept constituting a confidential matter or trade secret if (1) the concept was known to you prior to the Service Period, (2) it does not relate to a Uni-Star Connector or a Uni-Star wire product or Uni-Star cable product, and (3) it does not relate to a Uni-Star Value Added Product (hereinafter defined). A Uni-Star Value Added Product is a wire harness, cable assembly, or elctro-mechanical sub-assembly which contains one or more Uni-Star Connectors; provided, however, that no connector-based electro-mechanical sub-assembly heretofore designed, sold or manufactured by you or a Castleman Affiliate shall consititue a Uni-Star Value Added Product; and

                (b) represent and warrant that when you left Uni-
Star's employ in November 1995 you left at Uni-Star, in its usual and proper location at Uni-Star's premises at 306 Pasadena Avenue, South Pasadena, California, all memoranda, notes, records, plans, lists, reports, manuals, drawings, specifications and other documents (and all copies thereof, in any media, including, without limitation, in computer memory or readable form) relating to such confidential matters or trade secrets which you possess or possessed or have or had under your control (other than copies of material not constituting a confidential matter or trade secret which was publicly available in integrated form).

                  5.2 Recovery of Confidential Information. You agree to promptly advise Uni-Star in writing if you have reason to believe that any confidential matter or trade secret of Uni-Star (as defined in Section 4.1(c)(xii)) is or has come into your possession or into the possession of a Castleman Affiliate, and to take such reasonable steps as Uni-Star may request, at Uni-Star's expense (except if it is in your possession or in the possession of a

Mr. Neal Castleman
August 15, 1996
Page 17


Castleman Affiliate over whom you have control), to protect its rights with respect thereto.

                  5.3 Cooperation. Until February 28, 1998, you agree to fully cooperate in all reasonable respects, with Uni-Star (via telephone and review of documents at your office) with respect to any action it may desire to take, or any information it may seek, to perfect or protect any of its rights or properties, insofar as such may pertain to the Service Period. Uni-Star shall reimburse you for your reasonable expenses (including, subject to the next sentence, a reasonable fee, not in excess of $350 per hour, for your time in excess of two hours during any month) in providing such cooperation. Unless you are called by Uni-Star as a non-expert with respect to a claim by Uni-Star against a third party, you will not be reimbursed for your time spent in connection with your compliance with legal process, including, without limitation, subpoenas. Nothing contained in this Section 5.3 shall be construed to require you to travel outside of Los Angeles County.

                  5.4 Misappropriated Confidential Information. Although Uni-Star believes that certain of its confidential information may have been wrongfully removed from its possession and misappropriated, it has no actual knowledge that you have misappropriated any such confidential information. However, nothing herein shall be construed to mean that Uni-Star has or has not examined your business, products or services, or has or has not conducted any investigation or inquiry, to determine whether such may provide evidence of your possession or use of any such confidential information.

         6. Injunctive Relief. You recognize that, because of the nature of the subject matter of Sections 4 and 5 hereof, it would be impractical and extremely difficult to determine Uni-Star's actual damages, and that Uni-Star would be harmed irreparably, in the event of your breach of Section 4 or 5 hereof. Accordingly, if you commit a breach, or threaten to commit a breach, of any of the provisions of Section 4 or 5 hereof, Alpha and Uni-Star shall, notwithstanding the provisions of Section 7 hereof, be entitled to have the provisions of Section 4 and 5 specifically enforced by temporary, preliminary and permanent injunctive relief, without the posting of a bond, surety or other security, which you waive. Each of the parties submits to the jurisdiction of the Los Angeles Superior Court, sitting in Los Angeles, California, and waives any defense of inconvenient forum to the maintenance of such action. You appoint Perry Silver, Esq. (and in the event of his unavailability, any member of said firm), Silver & Freedman, 1925 Century Park East, Suite 2100, Los, Angeles, California 90067-2722, and Uni-Star and Alpha appoint Joseph Greenberger, Esq.,

Mr. Neal Castleman
August 15, 1996
Page 18


Greenberger & Forman, 1370 Avenue of the Americas, New York, New York 10019 (and in the event of his unavailability, any member of said firm) as their respective agents to receive on their respective behalfs service of the summon, complaint, orders, and any other process that may be served in such action.

         7. Arbitration. (a) Any claims by Uni-Star or Alpha against you, or by you against Uni-Star or Alpha, arising out of or in connection with this agreement shall be determined by arbitration in accordance with this agreement; provided, however, that in the event of your alleged breach or default under this agreement, Uni-Star and Alpha may also commence a court action for injunctive relief pursuant to Section 6 hereof, but, upon the issuance and during the continuance of injunction relief pursuant to Section 6 hereof, all proceedings in such action shall be stayed and all issues therein shall be determined by arbitration as provided herein and the decision of the arbitrator on such issues shall be determinative in the action. The arbitration may be commenced by a demand for arbitration with notice of claims served on a party's agent for service of process as provided for in Section 6 hereof, with a simultaneous copy thereof to the JAMS/Endispute office in Los Angeles, California. There shall be one arbitrator agreed upon by the parties, or if the parties cannot agree on the identity of the arbitrator within five days of the arbitration demand, the arbitrator shall be selected by the administrator of the JAMS/Endispute office in Los Angeles, California, and, except as provided herein, the arbitrator shall be conducted in accordance with the JAMS/Endispute Comprehensive Arbitration Rules and Procedures then in effect. The arbitrator shall be an attorney with at least 10 years of judicial experience or an attorney with at least 15 years of practice experience and whose practice includes trade secret and intellectual property law (or an attorney with a combination of at least 10 years of such judicial and practice experience). Any issue about whether a claim is covered by this agreement to arbitrate shall be determined by the arbitrator.

                  (b) The provisions of Section 1283.05 of the Code of Civil Procedure, as amended or replaced as of the arbitration, are incorporated into this agreement and shall be applicable to the arbitration. Depositions may be taken and discovery may be obtained in any arbitration under this agreement in accordance with said statute, as amended or replaced as of the arbitration. The arbitrator shall not be bound by rules of evidence, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator may determine to be appropriate. Pre-trial


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Mr. Neal Castleman
August 15, 1996
Page 19


memoranda shall be exchanged no later than five days before the hearing. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues without unnecessarily prolonging the arbitration.

                  (c) The arbitrator shall take such steps as he or she may consider necessary to start the hearing within 60 days of the appointment of the arbitrator and to conclude the hearing within 20 days; and the arbitrator's written decision shall be made not later than ten days after the conclusion of the hearing. A stenographic record shall be kept of the hearing, except that the arbitrator may employ telephonic conference calls with the parties' attorneys to decide discovery and procedural issues, and no stenographic record shall be required thereof. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator shall for good cause (including the inability of a party to complete its discovery despite diligent efforts in connection therewith) allow reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. In making the decision and award, the arbitrator shall apply applicable substantive law. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final, and judgment may be entered in any court having jurisdiction thereof. The arbitrator may award injunctive relief or any other substantive or procedural direction available from a judge in an action, in law or equity, and shall award the predominantly prevailing party its reasonable attorneys' fees and disbursements and expenses (including stenographic, witnesses', experts' and investigational fees and expenses) in connection with the arbitration. Until the arbitrator's award of costs, the fees and disbursements of the arbitrator and stenographic recording expenses shall be borne and paid 50% by you and 50% by Uni-Star or Alpha (whichever may be a party to the arbitration).

                  (d) Notwithstanding any term in this agreement to the contrary, each party hereto, on or prior to the commencement of arbitration hereunder, shall first notify the other party in writing of its intention to seek arbitration and the specific bases upon which its' claims are made. Within ten (10) days, the party in receipt of such notification may request that JAMS/Endispute provide mediation services with one mediator in accordance with the Rules and as selected by the Administrator. The parties hereto agree to use their best efforts to effect a resolution of a dispute prior to the commencement of arbitration. Nothing herein shall limit the parties from seeking injunctive relief as provided in Section (a).



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Mr. Neal Castleman
August 15, 1996
Page 20


                  8. Entire Agreement; Survival. The foregoing and the Release set forth the entire agreement, and all representations and warranties, on the subjects thereof, and supersede all previous and contemporaneous negotiations, commitments, understandings, agreements, covenants, representations and warranties relating to the subjects thereof (whether written or oral). All representations and warranties and (except to the extent performed on or prior to closing) all covenants and agreements herein shall survive the Closing.

         Please sign and return this letter to us, at which time it and the Release shall become binding agreements which may not be modified or terminated except by a writing signed by the party to be charged therewith.

                                               Sincerely,

                                               ALPHA TECHNOLOGIES GROUP, INC.


                                               By: /s/ Lawrence Butler
                                                  -----------------------------
                                                   Lawrence Butler, President

                                               UNI-STAR INDUSTRIES, INC.


                                               By: /s/ Ernest Hartland
                                                  -----------------------------
                                                   Ernest Hartland, President
AGREED AND ACCEPTED:



/s/        NEAL CASTLEMAN
- ------------------------------------
           NEAL CASTLEMAN

Dated: August 15, 1996



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Mr. Neal Castleman
August 15, 1996
Page 21

                                Exhibits Attached



Exhibit A         Section 4.1(c)(ii)            Listed Products
Exhibit B         Section 4.1(c)(iii)           Certain Derivatives
Exhibit C         Section 4.1(c) (v)            Certain Proprietary Products
Exhibit D         Section 4.1(e)(v)             Certain Non-Connector Products
Exhibit E         Section 4.1(f)                Non-Restriction Employees